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                                                                    Exhibit 10.3

                           Ministry of Communications
                            of the Russian Federation

                                     LICENCE
                                    NO. 4904

                  In accordance with the Law on Communications,
         the Ministry of Communications of the Russian Federation allows the conduct of telecommunications operations to the

                           CLOSED JOINT-STOCK COMPANY

                                   "PETERSTAR"


Registered address:

               24 Bolshaya Morskaya Street, St. Petersburg, 191065

Type of activity:


 PROVIDING LOCAL, LONG-DISTANCE AND INTERNATIONAL TELEPHONE COMMUNICATIONS VIA A
                                DEDICATED NETWORK

        The terms and conditions for conducting the said type of activity and territory of operations are contained in an addendum
              which is an inalienable part of the present Licence.

Licence Expiry date                         20.09.2001

Commencement of operations
(no later than)                             20.09.1997

Date of licence registration
in the Unified Register for
Telecoms Licences                           20.09.1996

FIRST DEPUTY FEDERAL MINISTER
OF COMMUNICATIONS                           A.E. KRUPNOV
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              MINISTRY OF COMMUNICATIONS OF THE RUSSIAN FEDERATION



                 TERMS AND CONDITIONS FOR CONDUCTING OPERATIONS
                             UNDER LICENSE NO. 4904


         1. The Closed Joint-Stock Company, "PETERSTAR", (Licence Holder), is authorised by the present Licence to discharge local, long-distance and international telephone communications services via a dedicated network within a territory as stated in Clause 30.
         The total assembled capacity of the Licence Holder's network is no less than 30 thousand numbers.
         The distribution of the Licence Holder network capacity, region-wise, is in accordance with Clause 30.

         2. The Licence Holder shall, by the end of the third year of operations, have operational at least 70 percent of the capacity stated in Clause 1 of the present Licence.

         3. The AOZT "PETERSTAR" network is created without interconnection to the public network of the Russian Federation and to PABXs (official networks), including the Licence Holder's own networks accessible to the public network. Discharge of international telephone communications to the Licence Holder's network subscribers is conducted via dedicated networks of other operators holding a licence for the discharge of international telephone services on the territory stated in Clause 30 in accordance with terms and conditions of a co-operation agreement. The Licence Holder may lease telecommunications circuits and physical public network lines at tariffs applicable to the given category of customers.

         4. Discharge of telecommunications services using radio-electronic equipment is allowed subject to a permit from the National Telecommunications Oversight Agency for the use of working frequencies and to provision of electromagnetic compatibility with existing radio-electronic equipment.

         5. The use of radio-extensions operating only within the 330 MHz frequency band is allowed subject to a permit for the use of working frequencies from the National Telecommunications Oversight Agency.

         6. The numbering in the Licence Holder's network shall match the numbering plan of the public network of the Russian Federation.


         7. The Licence Holder shall honour any demands by the Ministry of Communications


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              MINISTRY OF COMMUNICATIONS OF THE RUSSIAN FEDERATION



         of the Russian Federation relating to the procedure of traffic transit and discharge of services.
         In cases stipulated by legislation of the Russian Federation, centralised management of the Licence Holder's network shall be conducted directly by the Ministry of Communications of the Russian Federation.

         8. The Licence Holder shall discharge the telecommunications services provided for under the present Licence twenty-four hours a day, every day without intervals, except for the duration of essential maintenance work which shall be planned in advance when minimum damage is likely to be caused to the customers.

         9. The Licence Holder shall discharge to the customers telecommunications services whose quality meets the standards, technical norms, certificates and conditions of the agreement for the discharge of telecommunications services.

         10. The Licence Holder is answerable to its customers if it fails to meet its obligations, or if it meets them unduly, in accordance with procedure stipulated by the current legislation of the Russian Federation.

         11. The Licence Holder's network may be created subject to the availability of design documents drafted in accordance with the construction norms and rules (SNiP) and the Departmental Technological Design Norms (VNTP) applied in the Russian Federation and co-ordinated in accordance with established procedure.

         12. Tariffs for telecommunications services shall be set on a negotiable basis. In cases stipulated by the legislation of the Russian Federation, tariffs for some telecommunications services discharged by telecommunications enterprises may be regulated by the government.
         A subscriber shall not be billed for a call if no connection was established.

         13. All costs connected with the design and construction of the Licence Holder's network, shall be borne by the Licence Holder.

         14. In case of natural calamities, quarantine and other force majeure situations stipulated by the legislation of the Russian Federation, the authorised state bodies shall enjoy top priority for use as well as suspension of the operations of the Licence Holder's network and equipment.

         15. The Licence Holder shall give overriding priority to all messages concerning the safety of human lives at sea, on land, in the air and in space, the conduct of emergency


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              MINISTRY OF COMMUNICATIONS OF THE RUSSIAN FEDERATION



         measures in the sphere of defence, security and law and order protection in the Russian Federation, and also to messages of major accidents, disasters, epidemics, epizootics and natural calamities.

         16. Individual categories of civil servants, diplomatic and consulate representatives of foreign states, representatives of international organisations and also individual groups of citizens are entitled to discounts and benefits in terms of priority, procedures and tariffs when using telecommunications services.
         The list of benefits as well as categories of civil servants and members of the public entitled to discounts and benefits is determined by the legislation of the Russian Federation and normative acts of its republics and regions, and also by international agreements and treaties of the Russian Federation.

         17. The Licence Holder shall honour the confidentiality of communications. Information on any messages passed through the Licence Holder's telecommunications network as well as the messages themselves, may be disclosed only to senders or addressees or their legal representatives. Monitoring of telephone conversations and other messages, receiving information about them, and also other abridgements of the confidentiality of telecommunications may be permitted solely in accordance with the current legislation of the Russian Federation.

         18. The Licence Holder shall not obstruct the conduct by the National Telecommunications Oversight Agency of audits into the technical parameters of the telecommunications network and, if necessary, shall grant the Agency access to its measuring equipment with a view to its use in the said work.

         19. In developing, constructing and operating its telecommunications network, the Licence Holder shall, in accordance with the legislation of the Russian Federation, assist organs conducting operational and search activities in conducting such activities inside the network, and take measures aimed at preventing the divulgence of organisational and tactical measures in the conduct of the said activities.
         In the event of the use of the equipment for criminal purposes resulting in damage to the interests of the individual, society and the state, duly authorised government bodies, in accordance with the legislation of the Russian Federation, may suspend the Licence Holder's networks and equipment.
         The connection of subscribers may go ahead only after the requirements have been met in accordance with the Law of the Russian Federation On Operational and Search Activities in the Russian Federation.

         20. The Licence Holder shall take all necessary measures to prevent any unauthorised


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              MINISTRY OF COMMUNICATIONS OF THE RUSSIAN FEDERATION



         intervention in the management of the network under construction and unauthorised control over its operation.

         21. The discharge of telecommunications services may commence subject to the availability of a permit for operating the network from the National Telecommunications Oversight Agency.

         22. The Licence Holder shall make available gratis official telecommunications in accordance with procedure established by the Ministry of Communications of the Russian Federation.

         23. The Licence Holder shall, upon the Licensor's request, make available information relating to the network's technical state and development prospects, the conditions for the discharge of services and current tariffs.

         24. The Licence shall be regulated, interpreted and implemented in accordance with the current legislation of the Russian Federation.

         25. The Licence Holder shall conduct its operations in accordance with the current legislation of the Russian Federation and the normative acts issued by the Ministry of Communications of the Russian Federation.

         26. The Licensor reserves the right to introduce amendments to the present Licence due to changes in the current legislation of the Russian Federation.

         27. The Licence Holder shall provide local statistical bodies and the Ministry of Communications of the Russian Federation with periodic and annual statistical reports relating to telecommunications in accordance with procedure established by the State Committee for Statistics.
         Any breach in the procedure of the presentation of the statistical reports shall entail an administrative penalty in accordance with current legislation.

         28. The Licence is non-transferable.

         29. The Licence shall be registered within thirty days of its issue with the territorial directorate of the National Telecommunications Oversight Agency.
         The Licence Holder shall, in the event of any changes to its postal address, banking details or telephone number, within seven days advise the Ministry of Communications of the Russian Federation and the territorial directorate of the National Telecommunications Oversight Agency.


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              MINISTRY OF COMMUNICATIONS OF THE RUSSIAN FEDERATION



         30. Territory of operations:


------------------------------------------------------------------------------
             Regions                                               Capacity
------------------------------------------------------------------------------
1.           Oblasts:          Leningradskaya                            4000
------------------------------------------------------------------------------
2.                             Archangelskaya                             700
------------------------------------------------------------------------------
3.                             Vologodskaya                               600
------------------------------------------------------------------------------
4.                             Novgorodskaya                             1000
------------------------------------------------------------------------------
5.                             Pskovskaya                                 600
------------------------------------------------------------------------------
6.                             Murmanskaya                                900
------------------------------------------------------------------------------
7.           Republics:        Karelia                                    900
------------------------------------------------------------------------------
8.                             Komi                                       400
------------------------------------------------------------------------------
9.           Cities:           St. Petersburg                          20,000
------------------------------------------------------------------------------
10.                            Moscow                                     900
------------------------------------------------------------------------------
TOTAL                                                                  30,000
------------------------------------------------------------------------------

First Deputy Federal
Minister of Communications                           A. E. Krupnov

Deputy of Licensing
Department                                           V. D. Altoshin

(Signatures and Ministerial Seal applied)


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THIS DOCUMENT WAS ORIGINALLY DRAFTED IN RUSSIAN. THE COMPANY REPRESENTS THAT
THIS ENGLISH TRANSLATION REPRESENTS A FAIR AND ACCURATE TRANSLATION OF THE ORIGINAL.

  /S/    CONOR CARROLL
--------------------------------------------
         CONOR CARROLL
         VICE PRESIDENT - BUSINESS DEVELOPMENT


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